POWER OF ATTORNEY
For Executing Forms 3, 4, and 5 Schedules 13D and 13G


	Know all by these presents, that the undersigned hereby constitues and appoints each of, Robert A. Lefton and W. Bradley Bickham signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	Execute for and on behalf of the undersigned, with respect to my beneficial ownership of securities of Odyssey HealthCare, Inc., (a) Forms 3, 4 and 5
(including any amendments thereto) in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder and (b) Schedules 13D and 13G (including any amendments thereto) in accordance with Sections 13(d) and
13(g) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 (including any amendments thereto) or Schedule 13D or 13G (including any amendments thereto) and timely file such Form or Schedule with the United States Securities and Exchange Commission and any stock exchange or similar authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate; and

(3)	Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herin granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming, nor is Odyssey HealthCare, Inc. assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact.  The undersigned also agrees to indemnify and hold harmless Odyssey HealthCare, Inc. and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by or at the direction of the undersigned, or upon the lack of timeliness in the delivery of information by or at the direction of the undersigned, to that attorney-in-fact for purposes of executing, acknowledging, delivering or filing any Forms 3, 4 or 5 (including any amendments thereto) or Schedule 13D or 13G (including any amendments thereto) and agrees to reimburse Odyssey HealthCare, Inc. and the attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 (including any amendments thereto) and Schedules 13D and 13G (including any amendments thereto) with respect to the undersigned's holdings of and transactions in securities issued by Odyssey HealthCare, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact and Odyssey HealthCare, Inc. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of date written below.




                                          /s/ R. Dirk Allison
                                         _________________________________
                                         Signature

                                         R. Dirk Allison
                                         _________________________________
                                         Type or Print Name

                                         10-30-06
                                         _________________________________
                                         Date